Exhibit 10.1

Installment Note Prime Referenced Rate

AMOUNT	NOTE DATE	MATURITY DATE

$21,846,701.24	September 10, 2011	March 10, 2012

FOR VALUE RECEIVED, the undersigned promise(s) to pay to the order of STERLING BANK, a division of Comerica Bank (herein called "Bank"), at any office of the Bank in the State of Texas, the principal sum of Twenty-One Million Eight Hundred Forty-Six Thousand Seven Hundred One and 24/100 Dollars ($21,846,701.24), payable in monthly installments equal to Two Hundred Sixty Thousand and No/100 Dollars ($260,000.00) each, PLUS interest, commencing on October 10, 2011, and on each succeeding Installment Payment Date thereafter, until the Maturity Date set forth above, when the entire unpaid balance of principal, interest and all other sums hereunder shall be due and payable in full (unless sooner accelerated in accordance with the terms of this Note).

Subject to the terms and conditions of this Note, the unpaid principal balance outstanding under this Note from time to time shall bear interest at the greater of (a) the Prime Referenced Rate plus the Applicable Margin, or (b) six percent (6.0%) per annum.

Interest accruing hereunder shall be computed on the basis of a 360 day year if this Note evidences a business or commercial loan or a 365/366-day year if a consumer loan, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Prime Referenced Rate on the date of each such change.

Accrued and unpaid interest hereunder shall be payable, in arrears, on each Installment Payment Date, including, without limitation, the Maturity Date (unless sooner accelerated in accordance with the terms of this Note).

In addition to the scheduled monthly installment payments of principal and interest set forth in the first paragraph of this Note, the undersigned shall pay to Bank on each such Installment Payment Date, a prepayment of principal in an amount equal to all proceeds from the undersigned's vehicles (a) which have been sold since the immediately preceding Installment Payment Date, (b) the proceeds of which have not already been paid to Bank, (c) less the amount of expenses paid for recovery and sale of the vehicle, and (d) to the extent such proceeds, less recovery and sale expenses, exceed $260,000.00.

Payments under this Note shall be first applied to accrued and unpaid interest hereunder and the balance, if any, to principal.

In the event the periodic installments set forth above are inclusive of interest, the undersigned hereby acknowledge(s) and agree(s) that such installments are based upon the original principal amount of Indebtedness outstanding under this Note, an assumed fixed rate of interest, and an assumed amortization term, notwithstanding the fact that the applicable interest rate may change from time to time during the term of this Note. Therefore, in the event that the applicable interest rate changes at any time as a result of any change(s) in the Prime Referenced Rate, Bank may, in its sole discretion, recalculate the installments of principal and interest required to be made by the undersigned under and pursuant to the terms of this Note, and the undersigned agree(s) to pay such installments as they may be recalculated by Bank, and the undersigned acknowledge(s) and agree(s) that any such recalculation shall not affect the Maturity Date of this Note or any other terms or provisions herein set forth.

From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.

In no event shall the interest payable under this Note at any time exceed the Maximum Rate. The term "Maximum Rate", as used herein, shall mean at the particular time in question the maximum nonusurious rate of interest which, under applicable law, may then be charged on this Note. If on any day the applicable interest rate hereunder in respect of any Indebtedness under this Note shall exceed the Maximum Rate for that day, the rate of interest applicable to such Indebtedness shall be fixed at the Maximum Rate on that day and on each day thereafter until the total amount of interest accrued on the unpaid principal balance of this Note equals the total amount of interest which would have accrued if there had been no Maximum Rate. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the undersigned from time to time as of the effective date of each change in such maximum rate. For purposes of determining the Maximum Rate under the law of the State of Texas, the applicable interest rate ceiling shall be the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

The amount from time to time outstanding under this Note, the applicable interest rate and the amount and date of any repayment shall be noted on Bank's records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

In the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rate(s) set forth in this Note.

All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

Any Indebtedness outstanding hereunder may be prepaid without penalty or premium. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof: (a) shall subject Bank to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank imposed by the jurisdiction in which Bank's principal executive office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned's receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank's (or such controlling corporation's) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned's receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced and whether incurred voluntarily or involuntarily, known or unknown, or originally payable to the Bank or to a third party and subsequently acquired by Bank including, without limitation, any late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any security interest, pledge or other lien or in pursuing any of its rights or remedies under any loan document (or otherwise) or in connection with any proceeding involving the Bank as a result of any financial accommodation to the undersigned (or any of them); and reasonable costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise (collectively "Indebtedness") are secured by and the Bank is granted a security interest in and lien upon all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively "Collateral"). Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned's principal dwelling or in any of the undersigned's real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place, or (iii) if the undersigned (or any of them) has (have) given or give(s) the Bank a deed of trust or mortgage covering real property which, under Texas law, constitutes the homestead of such person, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them) unless expressly provided to the contrary in another place.

If (a) the undersigned (or any of them) or any guarantor under a guaranty of all or part of the Indebtedness ("guarantor") (i) fail(s) to pay this Note or any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (ii) fail(s) to comply with any of the terms or provisions of any agreement between the undersigned (or any of them) or any guarantor and the Bank, and any such failure continues beyond any applicable grace or cure period, if any, expressly provided with respect thereto; or (iii) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding, or (if a corporation or a limited liability company) is the subject of a dissolution, merger or consolidation; or (b) any warranty or representation made by any of the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete; or (c) there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (d) there is any failure by any of the undersigned or any guarantor to pay when due any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (e) the Bank deems itself insecure, believing that the prospect of payment or performance of this Note or any of the Indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (f) there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned (or any of them) or any guarantor or any of the Collateral, including, without limit, any accounts of the undersigned (or any of them) or any guarantor with the Bank; then the Bank, upon the occurrence and at any time during the continuance or existence of any of these events (each a "Default"), may, at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law.

The undersigned authorize(s) the Bank to charge any account(s) of the undersigned (or any of them) with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned's obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned's respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the Texas Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge.  The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse Bank, or any other holder or owner of this Note, for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys' fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. Chapter 346 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes) shall not apply to the Indebtedness evidenced by this Note. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

The indebtedness evidenced by this Note is in renewal, extension and modification, but not in extinguishment or novation, of the indebtedness evidenced by that certain promissory note dated February 16, 2007 in the original principal amount of $30,000,000.00, executed by the undersigned and payable to the order of Bank. This Note is issued pursuant to that certain Amended and Restated Loan Agreement dated effective as of October 2, 2009 between the undersigned and Bank.

This Note and all other documents, instruments and agreements evidencing, governing, securing, guaranteeing or otherwise relating to or executed pursuant to or in connection with this Note or the Indebtedness evidenced hereby (whether executed and delivered prior to, concurrently with or subsequent to this Note), as such documents may have been or may hereafter be amended from time to time (the "Loan Documents") are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by the undersigned or prepayment agreement results (or would, if complied with, result) in the undersigned having paid, contracted for or being charged for any interest in excess of that permitted by law, then it is the express intent of the undersigned and Bank that this Note and the other Loan Documents shall be limited to the extent necessary to prevent such result and all excess amounts theretofore collected by Bank shall be credited on the principal balance of this Note or, if fully paid, upon such other Indebtedness as shall then remain outstanding (or, if this Note and all other Indebtedness have been paid in full, refunded to the undersigned), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by the undersigned for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of the undersigned to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to the undersigned as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

For the purposes of this Note, the following terms have the following meanings: "Applicable Margin" means two percent (2.0%) per annum.

"Business Day" means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Dallas, Texas, and, in respect of notices and determinations relating to the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

"Daily Adjusting LIBOR Rate" means, for any day, a per annum interest rate which is equal to the quotient of the following:

(a)
for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Dallas, Texas time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the "Daily Adjusting LIBOR Rate" for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the "Daily Adjusting LIBOR Rate" for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Dallas, Texas time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount of Indebtedness hereunder and for a period of one (1) month;

divided by

(b)
1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on "Euro currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

"Installment Payment Date" means October 10, 2011, and the tenth (10th) day of each succeeding month thereafter, until (and including) the Maturity Date.

"Prime Rate" means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

"Prime Referenced Rate" means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED as of the date of the acknowledgement below, to be effective as of the Note Date set forth above.

THE MINT LEASING, INC.

By: ____________________________
Jerry Parish, President

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on October ___, 2011 by Jerry Parish, the President of The Mint Leasing, Inc., a Texas corporation, on behalf of said corporation.

_________________________________
Notary Public, State of Texas

STREET ADDRESS	CITY	STATE	ZIP
10,000 Memorial Drive, No. 480	Houston	Texas	77024
For Bank Use Only	CCAR#
LOAN OFFICER INITIALS	LOAN GROUP NAME	BASE RATE INDEX 20129	OBLIGOR NAME
LOAN OFFICER ID NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT $___________

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this "Agreement") is dated effective as of September 10, 2011 (the "Effective Date"), by and between THE MINT LEASING, INC., a Texas corporation ("Borrower"), and STERLING BANK, a division of Comerica Bank, a Texas banking corporation ("Bank").

RECITALS:

A. Bank is the legal and equitable owner and holder of that certain Promissory Note - Revolving Line of Credit (together with all amendments, modifications, supplements, renewals and extensions thereof, collectively, the "Note") dated February 16, 2007, in the face amount of $30.000,000.00, executed by Borrower, payable to the order of Bank, issued pursuant to that certain Amended and Restated Loan Agreement (together with all amendments, modifications, supplements, renewals and extensions thereof, collectively, the "Loan Agreement") dated effective as of October 2, 2009 executed by and between Borrower and Bank. The Note and Loan Agreement have been modified and/or renewed and extended by the following instruments, each executed by Borrower and Bank and by Jerry Parish and Victor M. Garcia, each individuals (collectively, the "Guarantors"): (i) Modification, Renewal and Extension Agreement dated effective May 15. 2008, (ii) Modification, Renewal and Extension Agreement dated effective September 2, 2008, (iii) Modification, Renewal and Extension Agreement dated effective December 2, 2008, (iv) Renewal and Extension Agreement dated effective October 2, 2009, (v) Modification Agreement dated effective July 1, 2010, (vi) Modification Agreement dated effective November 10, 2010, and (vii) Modification Agreement dated effective March 10, 2011. The Note and Loan Agreement have been modified to increase the amount of the loan evidenced thereby to $33,000,000.00. The current outstanding principal balance of the indebtedness (the "Indebtedness") evidenced by the Note is $21,846,701.24.

B.           The Note is secured, among other things, by the following (together with all amendments, modifications, supplements, renewals and extensions thereof, collectively, the "Security Documents"):

(1)           Security Agreement dated February 16, 2007 executed by Borrower, as Debtor, and Bank, as Secured Party, covering all assets of the Borrower;

(2)           Assignment of Life Insurance Policy as Collateral dated April 7, 2009 executed by Jerry Parish, on policy no. Z01321192 issued by West Coast Life Insurance Company in the amount of $1,000,000.00 upon the life of Jerry Parish;

(3)           Assignment of Life Insurance Policy as Collateral dated May 25, 2004 executed by Borrower, on policy no. 01T8400836 issued by Nationwide Life Insurance Company of North America in the amount of $1,000,000.00 upon the life of Victor Garcia; and

(4)            Subordination Agreement dated February 28, 2002 executed by the Guarantors.

C.           The Indebtedness is guaranteed by the following (together with all amendments, modifications, supplements, renewals and extensions thereof, collectively, the "Guaranties"):

(1)           Commercial Guaranty dated February 5, 2007, executed by Jerry Parish; and

(2)           Commercial Guaranty dated February 5, 2007, executed by Victor M. Garcia.

D.           The Note, the Loan Agreement, the Security Documents, the Guaranties, this Agreement, and any and all amendments, modifications, supplements, renewals and extensions thereof, and any and all other instruments, agreements, and financing statements whenever executed, in connection with or as security for the Note or the Loan Agreement, are collectively called the "Loan Documents".

E.           Borrower and Guarantor have requested Bank to modify the terms of the Note and Loan Agreement and Bank has agreed to do so, in accordance with the terms of this Agreement and that certain Installment Note - Prime Referenced Rate dated effective as of September 10, 2011 in the face amount of $21,846,701.24 (the "Renewal Note") executed by Borrower payable to the order of Lender. The Renewal Note is a Loan Document.

NOW THEREFORE, for and in consideration of the modification of the Note and Loan Agreement, the mutual covenants, rights and obligations contained herein, the benefits to be derived therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Definitions.    Capitalized terms used in this Agreement not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

2.           Modification of the Loan Agreement.   The Loan Agreement is hereby modified, as follows:

(a)           Section 1, Definitions and Reference Terms, the definition of "Note," is hereby amended by inserting a sentence at the end of such definition, to read in full as follows:

Effective as of September 10, 2011, the term "Note" shall refer to that certain Installment Note - Prime Referenced Rate of such date in the face amount of $21,846,701.24 executed by Borrower payable to the order of Lender, which is given in renewal and extension of the Promissory Note - Revolving Line of Credit dated February 16, 2007 in the face amount of $30,000,000.00.

(b)           Section 2.A., "Loan", is hereby amended by deleting the amount of the outstanding principal balance of "Twenty-Two Million Six Hundred Forty-Eight Thousand Two Hundred Twenty-One and 72/100 Dollars ($22,648,221.72)" and inserting in lieu thereof the amount of "Twenty-One Million Eight Hundred Forty-Six Thousand Seven Hundred One and 24/100 Dollars ($21,846,701.24)."

(c)           From the date of this Agreement through March 10, 2012, Bank grants the following waivers:

(i)    Inasmuch as the Loans have been fully advanced, and no further Advances are to be made, the Borrowing Base shall not be used in calculating amounts to be advanced; provided, Borrower shall continue to provide the Borrowing Base Certificate to Bank for reporting and covenant purposes;

(ii)    So long as Borrower's Tangible Net Worth shall be equal to or greater than $6,750,000.00, Bank shall not recognize any Event of Default based upon Borrower's failure to maintain a minimum Tangible Net Worth of not less than $8,000,000.00 as set forth in Section 4.A.i.

(d)           Section 4.B.,  Financial  Statements and Other Information,  is hereby amended by adding clause xii., to read in full as follows:

xii.           Borrower, at any time and from time to time, shall furnish promptly, upon request, a written statement or affidavit, in such form as may be required by Bank, stating the unpaid balance of the Note and that there are no offsets or defenses against full payment of the Note and performance of the terms hereof, or if there are any such offsets and defenses, specifying them in reasonable detail.

(e)           Section 4.K., Covenants Regarding Certain Collateral, is hereby amended by adding clause vi., to read as follows:

vi.            No later than November 30, 2011, Borrower shall cause each of its customers (the "Corporate Lease Customers") which is in the business of renting vehicles to other persons to (x) grant to Borrower a security interest in the vehicles leased by Borrower to such Corporate Lease Customer, and (y) authorize Borrower to file a UCC-1 financing statement with the appropriate filing office giving notice of such security interest. All documents granting the security interest and the form of UCC-1 financing statement shall be in form and substance satisfactory to Bank, and shall be approved by Bank before being submitted to any Corporate Lease Customer. Borrower shall file such UCC-1 financing statements with the appropriate filing office, after approval by Bank, and shall assign all such security interests and UCC-1 financing statements to Bank.

(f)           Section 6, Default. Events of Default, is hereby amended to add the following events of default:

H.            If Bank discovers that any statement, representation or warranty in the Note, any security agreement or in any other document or instrument delivered to or relied upon by Bank in connection with the Note is false, misleading or erroneous in any respect.

I.           If, upon Guarantor Jerry Parish owning and controlling beneficially and of record, less than fifty percent (50%) of the issued and outstanding equity securities of Borrower unless or until Bank provides written consent to any change of such ownership or if he no longer serves actively in the day to day management of the Borrower.

J.            Upon the death of a guarantor or upon a guarantor who is an employee of Borrower no longer being employed by Borrower.

K.            If there shall be any transfer of ownership interests in Borrower and/or change in management of Borrower, without Bank's prior written consent.

(g)            Section 8, Notices, is hereby amended to change Bank's address to the following:

Sterling Bank, a division of Comerica Bank
Attn: Lesley B. Higginbotham, Vice President
2950 N. Loop West, Suite 150
Houston, Texas 77092
Fax: (713)507-7986.

3.           Renewal and Extension of Note. The Note and been renewed and extended by the Installment Note, which is   given in renewal and extension, and not in novation or extinguishment, of the Note.

4.           Prepayment and Settlement.  Bank shall permit Borrower to prepay the Note and settle all Indebtedness on or before 2:00 PM, Houston, Texas time, December 31, 2011, upon the following conditions:

(a)           Borrower shall pay to Bank, in cash or other immediately available funds, the amount of $17,500,000.00 to be applied to principal, plus all accrued, unpaid interest, fees, charges  and expenses  owed to Bank,  including without  limitation  Bank's  legal  fees;  no installment payment under the Note shall be credited to the settlement amount;

(b)           Borrower and each Guarantor shall execute and deliver to Bank (i) a release, in the same form as the release contained in this Agreement, and (ii) an indemnity for all unpaid taxes that may be attempted to be collected from Bank, in form and substance satisfactory to Bank.

5.           Default; No Waivers. Any default under this Agreement or any other Loan Document shall constitute an Event of Default, and shall constitute an event of default under all other Loan Documents.    Except as otherwise expressly set forth in this Agreement, nothing contained herein or in any other Loan Document shall be deemed to be (a) a waiver of any Event of Default, (b) a waiver of any right, remedy or recourse of Bank exercisable upon any other Event of Default, or (c) a waiver of any of Bank's rights, remedies or recourses under the Loan Documents, pursuant to any statute, at law or in equity.

6.           Representations and Warranties.  Borrower and each Guarantor hereby represent and warrant to Bank that, as to itself and not as to the others:

(a)           the execution, delivery and performance of this Agreement and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower;

(b)           the representations and warranties of  Borrower contained in the Agreement, after giving effect to the modifications contained in this Agreement, and of Borrower and each Guarantor as to any other Loan Document, are true and correct in all material respects on and as of the date hereof except as previously disclosed to Bank;

(c)           after giving effect to the modifications contained in this Agreement, no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would constitute an Event of Default;

(d)           after giving effect to the modifications contained in this Agreement, Borrower and each Guarantor is in full compliance with all covenants and agreements contained in the Loan Documents as amended hereby; and

(e)           None of Borrower or either Guarantor is presently aware of any claim it has against Bank, nor is it aware of any claim any of its subsidiaries or affiliates has against Bank, for damages arising out of any prior action or inaction on the part of Bank or any Released Party (as hereinafter defined).

7.           Defenses.   Borrower and each Guarantor hereby warrant and represent that as of the date hereof no offset or defense exists on the part of any person or entity as to the Notes or Loan Documents.

8.           Limitations. Nothing contained herein shall in any manner or way release, affect or impair:  (a) the existence of the Indebtedness or the liens and security interests (the "Liens") securing the Indebtedness, created by the Loan Documents, (b) the enforceability of the Liens created by, and the rights and remedies of Bank under, the Loan Documents, or (c) the liability of Borrower or any Guarantor under the Note or any other Loan Document.

9.           Continuance of Notes and Liens. Except as expressly modified by the terms and provisions of this Agreement: (a) each and every one of the terms and provisions of the Note and the other Loan Documents, to the extent the same are not inconsistent with the terms and provisions of this Agreement, are hereby confirmed and ratified as in full force and effect, and (b) all rights, remedies, titles, Liens and equities evidenced by the Loan Documents are hereby acknowledged by the Borrower and each Guarantor to be valid and subsisting and are hereby recognized, renewed, modified, extended and continued in full force and effect to secure the payment and performance of the Note, the other Loan Documents, and the Indebtedness.  In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall control.

10.           Further Assurances.  Borrower from time to time, at the request of Bank, will, (i) promptly correct any defect, error or omission which may be discovered in the contents of any Loan Document or any other document relating to this transaction, or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record and/or file such further documents or instruments (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, assignments of rents or leases and environmental indemnity agreements) and perform such further acts and provide such further assurances as may be necessary, desirable or, proper, in Bank's opinion, to carry out more effectively the purposes of any Loan Documents and such other instruments subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; provided that such documents or instruments do not materially increase Borrower's liability under the Loan Documents; and (iii) execute, acknowledge, deliver, procure, and file and/or record any document or instrument (including specifically, but without limitation, any financing statement) deemed advisable by Bank to protect the liens and the security interests herein granted against the rights or interests of third persons; provided that such documents or instruments do not materially increase Borrower's liability under the Loan Documents.   Borrower will pay reasonable costs connected with any of the foregoing.

11.           Rights and Remedies Cumulative.    The rights, powers and remedies of Bank under each Loan Document shall be in addition to all rights, powers and remedies given by each other Loan Document and by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any of the other rights, powers and remedies of Bank.

12.           Guaranties.    Each Guarantor has executed this Agreement for the purposes of ratifying and confirming the Guaranties and all other Loan Documents to which each Guarantor is a party, which are valid and subsisting and are hereby recognized, renewed, modified, extended and continued in full force and effect to secure the payment and performance of the Note, the other Loan Documents, and Indebtedness. Each Guarantor agrees that the execution of this Agreement shall in no way obligate the Bank to obtain the consent of, or give the Guarantor notice of, any further amendment, modification, waiver or release relating to the Note or any other Loan Documents, all of which consents and notices have been and are hereby waived.

13.           RELEASE. IN CONSIDERATION OF THE MODIFICATION AND EXTENSION HEREIN GRANTED, BORROWER AND EACH GUARANTOR HEREBY RELEASE, ACQUIT AND FOREVER DISCHARGE BANK, AND EACH OF BANK'S SUBSIDIARIES, DIVISIONS, SHAREHOLDERS, PARTNERS, AFFILIATED CORPORATIONS, TRUSTEES, BENEFICIARIES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AND THEIR RESPECTIVE HEIRS, EXECUTORS, LEGAL REPRESENTATIVES, ADMINISTRATORS, SUCCESSORS AND ASSIGNS (HEREIN COLLECTIVELY CALLED THE "RELEASED PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, LIABILITIES, CONTRACTS, AGREEMENTS, OBLIGATIONS, ACCOUNTS, DEFENSES, SUITS, OFFSETS AGAINST THE INDEBTEDNESS, ACTIONS, CAUSES

 OF ACTION OR CLAIMS FOR RELIEF OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED BY BORROWER OR ANY GUARANTOR, WHICH BORROWER OR ANY GUARANTOR, OR ANY OF THEM, MAY HAVE OR WHICH MAY HEREAFTER ACCRUE AGAINST THE RELEASED PARTIES, INCLUDING ANY NEGLIGENCE OF ANY RELEASED PARTY (EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING PRIOR TO THE EFFECTIVE DATE, WHICH RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY: (A) THE NOTE, THE OTHER LOAN DOCUMENTS, OR THE LOAN TRANSACTION EVIDENCED THEREBY, INCLUDING WITHOUT IMPLIED LIMITATION, THE DISBURSEMENTS UNDER THE NOTE, THE NEGOTIATION OF THE TERMS OF THE NOTE OR THE OTHER LOAN DOCUMENTS, THE TERMS THEREOF, OR THE APPROVAL, ADMINISTRATION OR SERVICING THEREOF, OR (B) ANY NOTICES OF DEFAULT IN REFERENCE TO THE LOAN DOCUMENTS, OR ANY OTHER MATTER PERTAINING TO THE COLLECTION OR ENFORCEMENT BY THE RELEASED PARTIES OF THE INDEBTEDNESS AND THE LOAN DOCUMENTS, OR ANY RIGHT OR REMEDY UNDER THE NOTE OR THE LOAN DOCUMENTS, OR (C) ANY PURPORTED ORAL AGREEMENTS OR UNDERSTANDINGS BY AND BETWEEN THE RELEASED PARTIES AND BORROWER AND/OR ANY GUARANTOR IN REFERENCE TO THE NOTE, THE OTHER LOAN DOCUMENTS OR THE LOAN TRANSACTION EVIDENCED THEREBY.

14.   LAW. THIS AGREEMENT SHALL BE CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS TO MATTERS OF CONFLICTS OF LAW. VENUE FOR ANY ACTION BETWEEN BANK, BORROWER AND/OR ANY GUARANTOR SHALL BE EXCLUSIVE IN THE STATE OR FEDERAL DISTRICT COURTS HAVING JURISDICTION IN HARRIS COUNTY, TEXAS.

15.   Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective heirs, executors, administrators, legal representatives, successors and assigns of Bank, the successors and permitted assigns of Borrower, and the heirs, executors, administrators, legal representatives, and permitted assigns of Guarantors.

16.   Counterparts. This Agreement may be executed in several counterparts, each copy of which shall serve as an original for all purposes, but all copies shall constitute but one and the same agreement.

17.   Gender. Wherever the context shall solely require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

18.   Recitals. The recitals contained in this Agreement are true and correct.

19.           NO ORAL AGREEMENTS. THIS AGREEMENT CONSTITUTES A "LOAN AGREEMENT" PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS & COMMERCE CODE.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

THIS AGREEMENT SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AGREEMENT.

[Signature pages follow.]

EXECUTED as of the date of the acknowledgement below, to be effective as of the Note Date set forth above.

BORROWER

THE MINT LEASING, INC.

By: /s/ Jerry Parish
Jerry Parish, President

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on October 27, 2011 by Jerry Parish, the President of The Mint Leasing, Inc., a Texas corporation, on behalf of said corporation.

/s/ Maria Galindo
Notary Public, State of Texas

EXECUTED as of the date of the acknowledgement below, to be effective as of the Note Date set forth above.

BANK:

STERLING BANK
a division of Comerica Bank

By: /s/ Lesley B. Higginbothan
Lesley B. Higginbothan, Vice President

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on October 27, 2011 by Lesley B. Higginbotham, the Vice President of Sterling Bank, a division of Comerica Bank, a Texas banking association, on behalf of said banking association.

/s/ Araceli Sally LaFuente
Notary Public, State of Texas

CONSENT OF GUARANTORS

Each Guarantor hereby executes this Modification Agreement in order to consent to the terms thereof.

EXECUTED as of the date of the acknowledgement below, to be effective as of the Note Date set forth above.

GUARANTORS:

/s/ Jerry Parish
JERRY PARISH, individually

/s/ Victor Garcia
VICTOR GARCIA, individually

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on October 27, 2011 by Jerry Parish, an individual.

/s/ Maria Galindo
Notary Public, State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on October 27, 2011 by Victor Garcia, an individual.

/s/ Maria Galindo
Notary Public, State of Texas

NOTICE REGARDING STERLING BANK MERGER

The purpose of this notice is to advise you that effective as of July 28, 2011, Sterling Bank was merged with and into Comerica Bank, with Comerica Bank being the survivor thereof. Sterling Bank is now a division and trade name of Comerica Bank. You are a party to certain documents, instruments and/or agreements (collectively, the "Documents") with or between yourself and Sterling Bank. As a result of the merger, Comerica Bank has succeeded to and assumed all rights, title, interest and obligations of Sterling Bank under the Documents, all of which shall continue in full force and effect in accordance with the terms thereof; and any and all references in the Documents to Sterling Bank shall mean Comerica Bank, as successor by merger to Sterling Bank.